UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

September 9, 2024, ArriVent BioPharma, Inc. (the “Company”) issued a press release announcing positive proof-of-concept global Phase 1b interim data for firmonertinib monotherapy in first-line EGFR PACC mutant non-small cell lung cancer at the 2024 World Conference on Lung Cancer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 9, 2024, the Company announced positive interim proof of concept data for firmonertinib monotherapy from a global study of firmonertinib in first-line epidermal growth factor receptor (EGFR) mutant non-small cell lung cancer (NSCLC) patients with P-loop and-alpha-c-helix compressing (PACC) mutations, which the Company believes represents the first clinical dataset of an EGFR inhibitor being tested in a randomized defined population of EGFR PACC mutant NSCLC. In this interim readout, 81.8% of patients treated in first-line at 240mg and 47.8% of patients treated in first-line at 160mg as of June 20, 2024 were observed to experience a reduction in tumor size of at least 30% from the baseline in a patient without evidence of progression as measured by blinded independent central review (BICR) utilizing Response Evaluation Criteria in Solid Tumors (RECIST) 1.1 criteria, which measurement of reduction is the threshold in this trial for a partial response and for inclusion in determination of the overall response rate (ORR). In this interim readout, 63.6% of patients treated in first-line at 240mg and 34.8% of patients treated in first-line at 160mg were observed to experience a confirmed response as measured by BICR utilizing RECIST 1.1 criteria as of June 20, 2024. Median duration of response had not yet been reached, with 90.9% (n = 20/22) of patients with confirmed responses remaining on study. In addition, 46.2% (n = 6/13) of first line patients with brain metastases at baseline were observed to experience a confirmed response utilizing modified RECIST 1.1 by BICR as of June 20, 2024. Firmonertinib was generally well-tolerated with interim safety results as of July 5, 2024 consistent with prior firmonertinib data, and the most frequent treatment-related adverse events (TRAEs) in the study were diarrhea, rash, dry skin, stomatitis, and hepatic enzyme elevation. No Grade 4 or 5 TRAEs were observed, and there were no treatment discontinuations due to TRAEs. The Company believes firmonertinib showed promising dose-dependent activity in NSCLC patients across a broad range of EGFR PACC mutations in the first-line metastatic setting and includes central nervous system antitumor activity consistent with its high brain penetrance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung, MBA
Winston Kung, MBA
Chief Financial Officer and Treasurer

Date: September 9, 2024